UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIGHT OF REPLY LTD

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation or organization)

7372

(primary Standard Industrial Classification Code Number)

Not applicable

(IRS Employer ID No.)

30, Percy Street, London W1T2DB

United Kingdom

(Address of principal offices) (zip code)

+4402074671700

(Registrant’s telephone number, including area code)

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163

From time to time following the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer (Do not check if a smaller reporting company) [  ]

Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares offered by the Company	250,000	$10.00	$2,500,000	$311.25

Total	250,000	$10.00	$2,500,000	$311.25

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Explanatory Note

The purpose of this Amendment #1 to the Form S-1 Registration Statement filed on November 1, 2017 is to make revisions and amendments based upon the Commission’s comment letter dated November 27, 2017.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIGHT OF REPLY LTD

250,000 Ordinary Shares

This is the initial offering of ordinary shares of Right of Reply Ltd and no public market currently exists for the securities being offered. We are offering for sale a total of 250,000 Ordinary Shares at a fixed price of $10.00 per share. There is no minimum number of shares that must be sold by the Company for the offering to proceed, and we will retain the proceeds from the sale of any of the shares offered by the Company. As a result, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

The offering of shares by the Company is being conducted on a self-underwritten, best efforts basis, which means the Company will attempt to sell the shares. This Prospectus will permit the Company to sell the shares directly to the public, with no commission or other remuneration payable to it for any shares it may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $10.00 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 250,000 shares is completed or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 250,000 shares registered under the Registration Statement of which this Prospectus is part.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Ordinary Shares are not traded on any exchange or market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application for our Ordinary Shares to be eligible for public trading. Ultimately, the Company would intend, when eligible, to apply to be traded on the OTCQB, OTCQX or other markets. To be eligible for quotation on the OTCQB or OTCQX, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB, OTCQX or other markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our Ordinary Shares will ever be quoted on a stock exchange or a quotation service or that any market for our Common Shares will develop. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

Right of Reply Ltd is an early development stage company and has recently started its operation. To date we have been involved primarily in organizational activities and have not yet made any sales. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY ORDINARY SHARES OF RIGHT OF REPLY LTD.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by RIGHT OF REPLY LTD with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated __________, 201 8

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “ROR” “we,” “us,” the “Company” and “our,” refer to RIGHT OF REPLY LTD, a company registered in England and Wales.

Without taking into account the offering, we will run out of funds approximately December 31, 2017. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following December 31, 2017, the Company will clearly require additional funding for ongoing operations and to finance additional growth. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near-term financing requirement (less than 6 months), is anticipated to be approximately $250,000, which includes a monthly overhead burn rate of $20,000, public reporting costs and the remainder allocated to the Company’s general working capital.

Beyond our near-term financing requirement (more than 6 months), we will need an additional approximately $2,500,000 to implement the Company’s plan of operations. Of this amount, we anticipate that we will need approximately $1,500,000 of the total amount required by the end of calendar year 2018.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

THE COMPANY

Business Overview

From inception (June 20, 2016) Right of Reply LTD (the “Company”) was organized to develop and market a unique service and solution to the issue of protection of personal rights in the context of search engines, social networks. It is an applied patent technology related to the assertion of personal rights.

Right of Reply is a pay by subscription service, system and technology which provides a rapid, effective, definitive, and legally sound solutions to a particularly sensitive problem—preservation of one’s good reputation and preventing the negative effect on a person’s reputation when he or she becomes the target of various forms of web content, whether it be in the form of articles, images, videos, blog comments, web forums etc., which can be damaging to one’s character. Affected persons have historically found that it is difficult to practically impossible to respond and/or obtain redress for these personal attacks.

Right of Reply believes that it is one of the only services available which is a patented methodology to effectively safeguard an individual’s personal rights. Right of Reply’s technology serves to provide protection for personal identity and one’s right to freedom of expression without attack and to promote the collective right of access to complete and updated information on the web regarding specific persons.

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Although there are a variety of more or less specific laws which currently regulate and protect these personal rights, it is evident that those rules have only partially solved the problem. For the most part, these rules effectively only apply to registered media, whereas on the web there exists the ability to publish content of every type without any kind of regulation or control. Such content is available to anyone and can be found easily by simply clicking on a search engine. It is accessed without any kind of filter or commentary, and it will remain on the web forever, unless it is removed as a result of specific action for which the outcome is generally uncertain and always costs time and money. The content is often anonymous, making it difficult to discover who to contact in order to demand that the content be either corrected or deleted. Defending one’s personal reputation is undeniably time-consuming and costly, with the burden on the affected person to prove to the relevant authorities that he or she has indeed been damaged. It is often difficult and frustrating to pursue these remedies as a substantial period of time generally passes from the moment an attack is published on the web to the moment it becomes possible (if such is even the case) for the victim to publish a rebuttal.

Unfortunately, in most cases, the legitimate response never has the same weight or ranking in search engines as the original damaging or inaccurate content. People generally find that since news which is negative, prejudicial and scandalous, or which is presumed to be such, is most often the most frequently accessed and therefore receives wider distribution and a more prominent position. Rebuttals are rarely viewed by anyone and will remain on the last pages of an extensive search. Rebuttals are most often not linked to the original content that it was intended to rebut. In most cases, even when a reply is published it is always in a different “timeframe” and with a different “prominence” from the content to which it is intended to respond. This disparity in timing and prominence currently has no solution.

At this time, the Company believes that there is no effective and inexpensive way to respond to negative and destructive web content and, in an effective and non-contentious manner, to protect personal rights while permitting freedom of information and expression.

Right of Reply, through a series of proprietary registered patented technology and applications based on sound and defensible legal principles, has developed a simple, effective, inexpensive solution which:

Enables the Right of Reply subscriber using a personal Right of Reply page to:

-	consistently be informed of any web content (including but not limited to articles, images, videos, blogs, forums or the like which mentions or quotes them in any way, through the “All About Me” tool;

-	consistently have all such content available on a single page that is promptly and automatically updated;

-	make use of the patented “Check The Text” tool which runs a proprietary algorithm which analyzes content using the following parameters:

○	content circulation

○	content accuracy

○	damage assessment

○	most used word cloud

As a result, subscribers can obtain at a single glance an unbiased and objective evaluation of the web content that affects them;

-	have the ability to respond to negative content by writing a reply in the same web content with a personal version of the facts behind the negative post, be it an article, image, video, blog, forum etc., using the “My Truth” tool;

-	set up a web content review which enables subscribers to not only receive every item of content which concerns them but also to immediately respond whenever and wherever they think it necessary, and thereby have the ability to contextualize that content with their own version of the facts;

-	make available all the web content which relates to them along with their own comments through the specific Right of Reply social network;

-	place at the disposal of every possible Right of Reply search engine user not only all of the content available on the web which concerns them, but also their own responses to that same content;

-	access every other search engine, through the patented “Response Availability Asterisk” tool, to advise viewers of a specific item of web content that there is also available the subscriber’s own response to the content which has been accessed by the viewer. In this manner, next to every link on the web which contains the negative matter there will be a Right of Reply asterisk which signals to anyone accessing the negative matter that there is also a response from the person mentioned in the content available on that link;

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-	the ability, through the patented “Announce It To All” tool, to alert anyone who in the past has viewed the content, that a response is now available from the person who was the subject of the specific content they have viewed;

Enable the Right of Reply web user searching a person on his Right of Reply page to:

-	use the Right of Reply search engine to find all of the content available on the web concerning a specific person or company;

-	obtain a rapid, unbiased and impartial analysis of the nature of an item of web content in order to be able to view it with objectivity and clarity;

-	be able to know and read from a single page not only everything that is available on the web concerning a specific person, but also to view that same person’s specific replies, comments, opinions or version of the facts regarding the same content. This is done by simply logging onto the Right of Reply search engine and selecting the specific person’s Right of Reply page.

-	know whether a link found on another search engine regarding a specific person or company is supplemented by a response from that same person, through the presence of a Response Availability Asterisk;

-	be notified whenever a response to an item of content viewed in the past on Right of Reply becomes available, through an Announce It To All tag;

Enable the Search engines that facilitates utilizing Right of Reply to:

-	provide a useful additional service for their users;

-	be able to guarantee important rights such as the right to respond, the right to privacy, the right to plurality of information, the right of expression, etc., by enabling the presence of Right of Reply tools, banners and responses on their search engines;

-	avoid being the target of legal action, or various types of claim, on the part of those who feel they have been damaged by the fact that search engines provide access to every type of content, even though they might not be responsible for the content;

-	be able to guarantee the rights of everyone, and consequently to actively safeguard their reputation;

-	improve their reputation along with their users’ perception of the social responsibility of the search engine, and thereby to improve their own social image;

Enables society in general to:

-	see fundamental rights exercised and protected, such as the right to personal identity, the right to freedom of expression, the respect of one’s personal image, the right to privacy in its sense as the right to truthfulness;

-	see the implementation of an effective balance between the collective right to know and the individual right to let the truth be known;

-	see fulfillment of the right of access to information, which can only be attained through a plurality of sources through which knowledge is gained, so that people are free to form opinions based on several points of view.

All this can be achieved with the patent pending tools created by Right of Reply.

Right of Reply’s six unique tools are:

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All About Me ®

This patented Right of Reply tool enables a person or company to have on their own personal page every item of web content which directly or indirectly concerns them. By logging on to the Right of reply search engine subscribers receive a sort of real-time press review of everything that has been posted, is being posted, or will be posted about them on the web;

Right of Reply | What the

http://rightofreply.news

RIGHT OF ЯEPLY

JOHN SMITH GB 1965 LAWYER

ALL ABOUT ME | CHECK THE TEXT | MY TRUTH | GOOD COMES FIRST

Search the web

PUBLISH

Found in the web	Reply to web contents
☐ John Smith I Smith Julian&Glenn Attorneys I London www.sjgattorneys.co.uk/team/johnsmith John Smith, contact name, address, phone nbr +4401666332	
☐ John Smith I Humanitarian rights, publication www.sjgattorneys.co.uk/publications Official publication humanitarian rights in relation to excemp	
☐ John Smith I Smith, Attorney I London www.thepaper.co.uk/team/johnsmith John Smith lawyer of master in pension fraud L.Smith in court	
☐ John Smith I The society of attorneys I London www.attorneysoc.co.uk/johnsmith John Smith, member since 1991 serves Society as secretary

See video: http://rightofreply.news/all-about-me/

Check The Text ®

This tool, patented by Right of Reply, makes it possible, through the use of a proprietary algorithm, to analyze parameters such as: content circulation, content accuracy, degree of defamation, and most used word cloud, allowing the person involved to see at a glance an unbiased and objective evaluation of the nature of the item of web content which concerns them;

6

Right of Reply | What the

http://rightofreply.news

RIGHT OF ЯEPLY

JOHN SMITH **GB** **1965** **LAWYER**

ALL ABOUT ME | CHECK THE TEXT | MY TRUTH | GOOD COMES FIRST

Search the web

PUBLISH

Found in the web	Reply to web contents

[X] **John Smith I Smith Julian&Glenn Attorneys I London**
www.sjgattorneys.co.uk/team/johnsmith
JohnSmith, contact name, address, phone nr +4401666332

Dissemination
Accuracy
Level of defamation
Cloud of words

legal

[X] **John Smith I Humanitarian rights, publication**
www.sjgattorneys.co.uk/publications
Official publication humanitarian rights in relation to excemp

Dissemination
Accuracy
Level of defamation
Cloud of words

legal

[X] **John Smith I Attorney I London**
www.thepaper.co.uk/team/johnsmith
JohnSmith lawyer of master in pension fraud L.Smith in court

Dissemination
Accuracy
Level of defamation
Cloud of words

legal

[ ] **John Smith I The society of attorneys I London**
www.attorneysoc.co.uk/johnsmith
JohnSmith, member since 1991 serves Society as secretary

See video: http://rightofreply.news/check-the-text/

My Truth ®

This tool, patented by Right of Reply, enables subscribers to immediately respond to content which has been retrieved and analyzed. That response will then appear next to the content link to which the subscriber wished to respond, and will be visible to anyone logging on to the Right of Reply site or through the notification which will appear on that link on every other search engine;

Right of Reply | What the

http://rightofreply.news

RIGHT OF ЯEPLY

JOHN SMITH GB 1965 LAWYER

ALL ABOUT ME | CHECK THE TEXT | MY TRUTH | GOOD COMES FIRST

Search the web

PUBLISH

Found in the web	Reply to web contents

☐ **John Smith I Smith Julian&Glenn Attorneys I London**
www.sjgattorneys.co.uk/team/johnsmith
JohnSmith, contact name, address, phone nr +4401666332

Dissemination | Level of defamation
Accuracy | Cloud of words

☒ **John Smith I Humanitarian rights, publication**
www.sjgattorneys.co.uk/publications
Official publication humanitarian rights in relation to excemp

Dissemination | Level of defamation
Accuracy | Cloud of words

☐ **John Smith I Attorney I London**
www.thepaper.co.uk/team/johnsmith
JohnSmith lawyer of master in pension fraud L.Smith in court

Dissemination | Level of defamation
Accuracy | Cloud of words

☐ **John Smith I The society of attorneys I London**
www.attorneysoc.co.uk/johnsmith
JohnSmith, member since 1991 serves Society as secretary

Answer to web content

The Australian Journal of human Rights (AJHR) is Australia's first peer reviewed journal devoted exclusively to human rights development in Australia, the Asia-Pacific region and internationally. The *Australian Journal of Human Rights* (AJHR) is Australia's first peer reviewed journal devoted exclusively to human rights development in Australia, the Asia-Pacific region and internationally.

See video: http://rightofreply.news/my-truth/

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Response Availability Asterisk ®

This tool, patented by Right of Reply, ensures that on every link on every search engine on which the person that has been mentioned in that link has posted a response through Right of Reply, this fact is signaled by an asterisk. This asterisk, clearly visible beside every link with content to which that person has responded, signals to potential readers that not only can they view the primary content but also the response to it. Each time there is a Right of Reply asterisk it signifies that the reader can, by reading both the original content and the response, obtain the most objective information possible, with the net advantage of improving the quality of the information available.

John Smith lawyer - Cerc

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John practices in areas of environmental, land use, construction and commercial law, and deals extensively with public, administrative and regulatory agencies ...

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John Smith has worked at Crowley Greenhalgh since 1996 and has been a partner since 2000. He has been a solicitor since 1988 and has worked on the ...

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John Smith is a partner of the Lawson Lundell Vancouver law firm practicing in Commercial Law, Corporate Finance and Securities, Mergers and Acquisitions, ...

John Smith I Humanitarian rights, publication... RIGHT OF REPLY
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Official publication humanitarian rights in relation to Violations committed against human rights defenders. ll. and other ..... political and judicial officials to ensure that their investigative work is given consideration and that ... rights organizations, which periodically publish reports on their

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John Smith lawyer of master in pension fraud L. Smith in court... appears to be providing misleading information online. ... Sources say he is "very tenacious on fraud and banking litigation." ^ Return to ...

John D. Smith Co., LPA
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Ohio family law, personal injury, medical malpractice and criminal defense. Call John D. Smith Co., L.P.A., in Springboro at 937-557-0128 or 513-445-5017.

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An Associate Director at DJB, John was admitted as a solicitor in 2010, having previously qualified as a barrister in 2003. John specialises in complex property ...

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Sir John Cyril Smith, CBE QC FBA (15 January 1922 – 14 February 2003) was an authority on English

See video: http://rightofreply.news/google-search/

Announce It To All ®

This tool, patented by Right of Reply, makes it possible to point out to anyone who in the past has read an item of content that there is now a response available from the person mentioned in the original content that they read. Whoever is interested can access that reply with a simple click. In this case as well, the aim is to provide the reader with the most complete and balanced quality of information.

Good Comes First ®

This Right of Reply patented tool enables subscribers to select an item of content from those in which they are mentioned and which they feel are particularly positive, truthful and complimentary. Using this tool, the content thus selected will be positioned and will remain in the highest slot possible on the search engines relative to the other links on which they are mentioned. Good Comes First makes it possible to place at the top of the search lists not only the negative content, which is always the most clicked on, but also the positive content that the subscriber feels is most representative.

8

Right of Reply | What the

http://rightofreply.news

RIGHT OF REPLY

JOHN SMITH GB 1965 LAWYER

ALL ABOUT ME | CHECK THE TEXT | MY TRUTH | GOOD COMES FIRST

Search the web

PUBLISH

Found in the web	Reply to web contents
John Smith I Smith Julian&Glenn Attorneys I London www.sjgattorneys.co.uk/team/johnsmith John Smith, contact name, address, phone nr +4401666332 Dissemination / Accuracy / Level of defamation / Cloud of words	
John Smith I Humanitarian rights, publication www.sjgattorneys.co.uk/publications Official publication humanitarian rights in relation to excemp Dissemination / Accuracy / Level of defamation / Cloud of words	John Smith wrote 27.01.2017 The Australian Journal of Human Rights (AJHR) is Australia's first peer reviewed journal devoted exclusively to human rights development in Australia, the Asia-Pacific region and internationally. READ MORE
John Smith I Attorney I London www.thepaper.co.uk/team/johnsmith John Smith lawyer of master in pension fraud L.Smith in court Dissemination / Accuracy / Level of defamation / Cloud of words	John Smith wrote 27.01.2017 I am specialized in international law and human rights, I do not represent any customer in penal right issues. I have not been in any way involved with this pension fraud case. READ MORE
John Smith I The society of attorneys I London www.attorneysoc.co.uk/johnsmith John Smith, member since 1991 serves Society as secretary

See video: http://rightofreply.news/good-comes-first/

The rights which justify and give specific, binding and practical application and legal value to the innovative solutions offered by Right of Reply are based essentially on:

-	the constitutional fundamentals related to the guarantee of the right to personal identity and the free expression of thought;

-	personality rights which concern individual him or herself and his or her moral and social life. These rights are protected from wrongful external interference;

-	the right to be represented by a truthful identity and the right to respect for one’s reputation;

-	the right and the need to operate an effective balance between the collective right to know and the right of individuals to have their own truth known;

-	the right of every person to not have their intellectual, political, social, religious, ideological, and professional property altered, distorted, sullied or contested;

-	the right to personal identity and the right to a digital identity, intended as the identity with which a person acts via digital technology, and in particular the numerous internet applications which enable the diffusion of information with great speed and efficiency, which most often lacks any kind of control or possibility of consent on the part of the person involved, who is often not even aware of the fact. It is evident that in these terms digital identity is closely bound to personal identity, since the former frequently describes and represents the latter. As such, the Company believes that it requires the same protections and guarantees as personal identity;

-	the right to privacy, which is not only concerned with the confidentiality of information, but also, once that information is posted, its truthfulness;

-	the right to the freedom of expression of thought. This provision is closely aligned with Art.19 of the UN Universal Declaration of Human Rights which highlights the right to “seek, receive and impart information and ideas through any media and regardless of frontiers” as well as Art.10 of the European Convention on Human Rights and Art.11 of the EU Charter of Fundamental Rights. It is the highest among the primary and fundamental rights, one of the inviolable rights of humankind;

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-	the right to information, which must be distinguished by a plurality of sources from which to draw knowledge in such a way that the end user is able to make evaluations from different points of view;

-	the right to be forgotten, the right by which information which regards a specific person and which has been previously circulated can be “forgotten” and no longer accessible to all. The purpose of this is to protect the sphere of the individual and their personal identity from the various forms of publication which could compromise their quality of life over time. The internet and web constitute an archive of a practically infinite quantity of data, and introduces the possibility of gaining access to any item of information at any moment, with the risk of making past and the present converge perpetual and giving rise to the phenomenon of the de-contextualization of information which remains accessible but is no longer tied to its original source or any other subsequent evolution of the data-frame.

Therefore, Right of Reply is a solution and instrumentality that is able to:

-	balance, optimize and exercise rights to freedom of expression;

-	eliminate the coflict between freedom of expression and personal identity by simultaneously protecting both;

-	resolve the ineffectiveness of the protection which should be afforded by the right to be forgotten;

-	avoid conflict between constitutionally guaranteed freedoms for which the Right of Reply solution is able to provide effective balance;

-	provide a practical solution to the ineffectiveness of the legislative protections for these rights;

-	protect the right to personal identity and to freedom of thought and eliminates the need for artificial forms of equilibrium between them since by adapting to the specific technical characteristics of the internet, thereby providing protection from its abuse;

-	avoid limiting the right to circulate information, while allowing the person whose data is being circulated to exercise their own freedom of expression of opinion while also defending their own personal identity, by providing a fully contextualized version of the historical facts;

-	avoid the perpetual struggle between these fundamental freedoms by guaranteeing both at the same time;

-	make it possible for the first time to give parity of position and time-frame to an item of content and its direct response. The Company believes that Right of Reply’s technology provides the same formal dignity and ranking to both the content and the response. At the same time, the Right of Reply banner will appear on the content. If the content is opened, then the response can also be opened at the same time, thereby enabling a coherently contextualized reading;

-	place directly into the hands of affected individuals the ability to monitor the online posts which mention them in a way which is constantly updated and updatable, so that their identity is faithfully represented.

Right of Reply works in the following manner:

see Videos: rightofreply.news/introduction/ and rightofreply.news/how-it-works/

-	suppose that a web user logs on to any one of the search engines to find the name of a specific person or company, for example John Smith;

-	it is probable that plenty of links related to John Smith will appear, and they will generally be indexed according to a specific ranking system as established by the search engine into which John Smith’s name was keyed. This ranking is not normally based on the importance or the chronology of the data, but is most likely a function of a series of non-controllable parameters, among which for example the frequency with which a specific link is clicked. We are all well aware that the most negative, scandalous or otherwise outrageous links are more popular than the positive ones, and that this generally means that toward the top of the ranking there will be everything negative that can be found on the web concerning a specific person;

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-	suppose that the potential reader selects one of these links and clicks on it to read the content;

-	in the event that John Smith is a Right of Reply subscriber and that on his personal page he has posted a response to the content of this specific link, a Right of Reply asterisk will be inserted next to this link installed by the Response Availability Asterisk tool. Thereby, the link will be immediately tagged as being paired with a response.

-	thus, if the reader decides to open the link with a Right of Reply asterisk, he or she will view the following:

●	You are about to access content concerning John Smith.
John Smith considers this content to contain inaccuracies, to be defamatory and/or to be in some way damaging to his person, to his reputation and to his rights.
If you wish to learn the point of view of John Smith with regard to the content that you are about to read, you should click on this link: www.rightofreply.news/johnsmith where you will find his response to this content.

-	At this point the reader will have two options:

●	read the content they had selected to read directly on the search engine
●	read both the content and John Smith’s response to it on his personal Right of Reply page, by clicking on the link suggested by the banner; www.rightofreply.news/johnsmith

-	in either case, by the simple fact that a link has been clicked on for which a response is available, from that moment onwards that specific link will always show a red asterisk (*) right next to it. This asterisk will always remain to indicate that from that link that there is the option to read a response from the person named in the content.

-	as soon as the response has been clicked at least once, Right of Reply’s Announce It To All tool will be able to inform everyone who in the past has read that same content, by sending them a specific email to alert them to the fact that there is now a response to the content of that link, available to anyone who wants to read it.

Patents and Intellectual Property

At this time, the Company has two pending patents in Italy and Switzerland related to the Right of Reply ® services:

●	102016000102411A SYSTEM FOR ANALYZING ALL THE CONTENT THAT CAN BE FOUND ON WEB, ON A SPECIFIC PHISICAL OR ISTITUTIONAL ENTITY, WITH THE GOAL TO GRANT TO THE REPLY THE SAME TIMING AND RELEVANCE AS THE SERCHED CONTENT

●	102016000116852 A METHOD FOR MANAGING THE INFORMATION CONTENT THAT CAN BE FOUND ON WEB, ON A SPECIFIC PHISICAL OR ISTITUTIONAL ENTITY, TO OPTIMIZE THE RIGHT OF REPLY ON THIS SPECIFIC CONTENT

All of the Company’s products and services are fully-developed and ready for immediate roll-out, which the Company intends to begin commencing in the 1st calendar quarter of 2018.

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Capital Formation

Right of Reply Ltd, shareholders equity capital formation.

The Company was formed on June 20, 2016, with no capital. Prior to June 30, 2016, all the assets related to the Right of Reply project were transferred by Mount Street Garden Ltd to Right of Reply Ltd, in exchange for 1,250,000 new Right of Reply ordinary shares, with a third-party valuation for the asset at £200,000 ($254,000) and an implicit equity price per shares of £0.16 ($0.2032).

In May 2017, the Company launched a capital raise capital to issue 750,000 new shares at a price of £0.75 ($0.97) per share, for a total shareholder equity placement of £562,500. All of this increase in capital was subscribed prior to September 30, 2017 by private investors and providers of services for a mix of cash and services rendered to the Company. Of this £562,500 increase in capital. £190,000 was subscribed in cash and £ 372,500 in services rendered to the Company. On September 30, 2017 the Company had 1,794,560 ordinary shares issued and outstanding with a paid in equity capital, in form of assets and services of £1,345,921 ( $1,866,344 ), for an average share price of £0.75 ($1.04).

Without taking into account this offering, we will have run out of funds approximately June 30, 2018. Certain of our shareholders have indicated their willingness to loan funds to the Company which would bridge it until either an offering can be completed or sufficient revenue is generated from the Company’s operations to fund its operating expenses. Notwithstanding, there is no guarantee that this will occur. We expect that the funds raised in this offering (if fully committed) will provide us with cash to fund our operations through January 2020.

Following our becoming a reporting company, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following December 31, 2017, the Company will clearly require additional funding for ongoing operations. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the Company;

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4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

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This Prospectus

The 250,000 shares to be issued in connection with this Offering would not be eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission. The purpose of this registration statement is to register the shares sold in that offering.

THE OFFERING

Shares currently outstanding	1,794,560 shares(1)
Shares offered by the Company	250,000 shares
Use of proceeds	Working capital to develop the technology and the products to be launched during first quarter 2018.

(1)	Shares outstanding as of September 30, 2017.

USE OF PROCEEDS

If the Company’s Offering of 250,000 new shares is fully subscribed, the Company will raise the gross amount of $2,500,000. The following shows use of the proceeds of the Company Offering at various levels of funding commitments.

Assuming Gross $2.5 million raised (100% of shares offered):	$940,000 for Technical Department Development

$680,000 for Marketing and general administration

$180,000 for Sales Department Salaries & Expenses

$ 200,000 for Board and Management Salaries & Expenses $ 500,000 for working capital reserves

Assuming Gross $2 million raised (80% of shares offered):	$800,000 for Technical Department Development

$500,000 for Marketing and general administration

$150,000 for Sales Department Salaries & Expenses

$150,000 for Board and Management Salaries & Expenses $ 400,000 for working capital reserves

Assuming Gross $1.25 million raised (50% of shares offered):	$500,000 for Technical Department Development

$300,000 for Marketing and general administration

$200,000 for Sales Department Salaries & Expenses

$125,000 for Board and Management Salaries & Expenses $125,000 for working capital reserves

Assuming Net $0.625 million raised (25% of shares offered):	$300,000 for Technical Department Development

$100,000 for Marketing and general administration

$150,000 for Sales Department Salaries & Expenses

$75,000 for Board and Management Salaries & Expenses

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RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated October 17, 2017 our independent auditors stated that our financial statements for the period ended December 31, 2016 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s current lack of resources to execute its business plan. Our ability to continue as a going concern is an issue as we have just commenced operations as a development stage company. In our early stages of operations, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

Without taking into account the offering, we will run out of funds approximately June 30, 2018. Certain of our shareholders have indicated their willingness to loan funds to the Company which would bridge it until either an offering can be completed or sufficient revenue is generated from the Company’s operations to fund its operating expenses. Notwithstanding, there is no guarantee that this will occur. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following June 30, 2018 , the Company will clearly require additional funding for ongoing operations and to finance such additional business it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near-term financing requirement (less than 12 months), is anticipated to be approximately $250,000, which includes a monthly overhead burn rate of $20,000, public reporting costs and the remainder allocated to general working capital. Beyond our near-term financing requirement (more than 12 months), we will need an additional approximately $2,250,000 to implement the Company’s plan of operations.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

We were formed in June 2016 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are an early development stage company with no operating results to date. Since we do not have an established operating history and have not recorded any sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

There is no minimum number of shares that must be sold by the Company for the offering to proceed.

There is no minimum number of shares that must be sold by the Company for the offering to proceed and we will retain the proceeds from the sale of any of the shares offered by the Company. As a result, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

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Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition

●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

From inception in June 2016, Right of Reply Ltd was organized to develop and market systems which offer and unique and effective Right of Reply to its subscribers. In this regard, the Company seeks to reshape the current Right of Reply standards by delivering a new suite of services providing added value to the user. As of the date of this prospectus, the Company has yet to engage in any meaningful business activities and is an early development stage company. Through September 30, 2017, the Company has not generated any revenues and the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our Ordinary Shares could become worthless and investors in our Ordinary Shares or other securities could lose their entire investment.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations.

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our Ordinary Shares or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, none of our officers and directors devotes his full-time attention to the Company’s business and each expect to devote approximately height (8) hours per week to the Company’s business. Specifically, our Chief Executive Officer, Thomas Eliot Brooks, is also the Chief Executive Officer of Pay My Time, Ltd. While Company founders believe that this arrangement does not present a conflict, it is anticipated that for the foreseeable future, Mr. Brooks will devote his time 50% to each company. The arrangement could not only present a conflict of interest, but could result in the Company eventually needing the services of a full-time Chief Executive Officer. Without full-time devoted management, the Company could be forced to cease operations and investors in our Ordinary Shares or other securities could lose their entire investment.

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Some of our current officers and directors currently own Ordinary Shares. Our current officers and directors have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Our two largest shareholders hold a controlling interest in the Company.

Our two largest shareholders, Mount Street Gardens Holdings Ltd. ( 69.65% ownership) and Studio Phi SA ( 10.22% ownership), in the aggregate own approximately 80% of the outstanding stock of the Company. As such, these parties have the ability to cast a majority of votes on all matters which are submitted to the shareholders. There is no guarantee that they will use this voting majority to act in the best interests of all shareholders of the Company.

Our officers and directors may not be subject to service of process or the subject to the bringing of or enforcement of actions against them due to their residency outside the United States.

The officers and directors of the Company are all resident outside the United States. As a result, it may be difficult or impossible (a) to effect service of process within the United States on the Company’s officers and directors; (b) to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers and directors; (c) to enforce judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against the Company’s officers and directors and (d) to bring an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company’s officers and directors. As a result, Company shareholders and investors may find themselves without effective recourse against any of the Company’s officers and directors.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Without taking into account the offering, we will run out of funds approximately June 30, 2018 . Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following June 30, 2018 , the Company will clearly require additional funding for ongoing operations and to finance additional products and services it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to consumer spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our consumers and their continued willingness to accept our products and services. An overall decline in the economy could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

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We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their insurance, lead to dilution of existing shareholders.

As of September 30, 2017, 1,794,560 shares were issued and outstanding. At this time, the Company does not have any limitation on the number of additional shares it may issue. In this regard, additional shares may be issued by our board of directors without further shareholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other shareholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Ordinary Shares and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Ordinary Shares or Preference Shares by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our Ordinary Shares.

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We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We may not have adequate insurance coverage

We currently have only general liability insurance and we cannot assure you that we would not face liability upon the occurrence of any uninsured event which could result in any loss or damages being assessed against the Company.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive national, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading, there can be no assurance as the prices at which our Ordinary Shares will trade if a trading market develops, of which there can be no assurance. Until our Ordinary Shares are fully distributed and an orderly market develops, (if ever) in our Ordinary Shares, the price at which it trades is likely to fluctuate significantly.

Prices for our Ordinary Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Ordinary Shares, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our Ordinary Shares. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our Ordinary Shares are subject to the Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker- dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

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For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market- maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the ‘penny stock’ rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our Ordinary Shares are illiquid and subject to price volatility unrelated to our operations

The market price of our Ordinary Shares could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Ordinary Shares, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of Ordinary Shares, or the perception that such sales could occur, could adversely affect the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of our equity securities.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares. Our failure to apply these funds effectively could have a material adverse effect on our business, stunt the growth of our business domestically and in foreign markets, and cause the price of our Ordinary Shares to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per Ordinary Share being offered is substantially higher than the net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Based on the public offering price of $10.00 per share, if you purchase Ordinary Shares in this offering, you will suffer immediate and substantial dilution of $8.83 per share in the net tangible book value of the Ordinary Shares if the Offering is fully subscribed. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Ordinary Shares in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect our Ordinary Share price.

In order to raise additional capital, we may in the future offer additional shares of our Ordinary Shares or other securities convertible into or exchangeable for our common stock, including but not limited to Preference Shares and convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per share in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those shares of Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or other Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be deemed to be a “shell company”

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

The Jumpstart Our Business Startups Act, or the JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If the market does not accept or embrace our offerings of products and services, our business may fail.

The products and services we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept our products and services, or any of them. If the public fails to accept our products and services to a satisfactory degree, our business may fail.

Our market is highly competitive.

The market for computer software is highly competitive and most competitive companies and products will be far better financed and capitalized and have substantially greater resources than ours. While we believe that our products and services are competitive with services provided by other companies, there is no guarantee that we will be able to effectively compete against them, and if we do not effectively compete, our business may fail.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

We seek to protect our intellectual property through trade secrets, copyrights, confidentiality, non-compete and nondisclosure agreements, trademarks, domain names and other measures, some of which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use property that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal our intellectual property. Our failure to protect adequately our intellectual property and proprietary rights could adversely affect our business, financial condition and results of operations.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

We might not prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time- consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into licensing agreements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward- looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward- looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be initially filing to obtain a listing on a US financial market, concurrently with or shortly after the filing of this prospectus. In order to be quoted on any of the OTC markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Our historical net tangible book value as of September 30, 2017 was approximately ( $138,003 ), or approximately ( $0.08 ) per share of Ordinary Stock (after adjusting for all forward stock splits). Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of Ordinary Stock outstanding as of September 30, 2017.

After giving effect to the sale of 250,000 shares of our Ordinary Stock and in this offering at the public offering price of $10.00 per share of common stock and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2017 would have been approximately $2,246,686 or approximately $1.10 per share of Ordinary Stock. This represents an immediate increase in pro forma net tangible book value of approximately $1.17 per share to our existing Ordinary stockholders, and an immediate dilution of approximately $8.83 per Ordinary Share to new investors purchasing securities in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assuming 250,000 shares sold in Offering (100% of shares offered) with gross proceeds of $2,500,000:
Assumed Public Offering Price per Share		$10.00
Historical net tangible book value per Ordinary Share as of September 30, 2017	$	(0.08)
Pro forma increase in net tangible book value per share attributable to investors in this offering		$1.17
As adjusted net tangible book value per Ordinary Share after this offering		$1.10
Dilution per share to investors participating in this offering		$8.83

Assuming 200,000 shares sold in Offering (80% of shares offered) with gross proceeds of $2,000,000:
Assumed Public Offering Price per Share		$10.00
Historical net tangible book value per Ordinary Share as of September 30 , 2017	$	(0.08)
Pro forma increase in net tangible book value per share attributable to investors in this offering		$0.94
As adjusted net tangible book value per Ordinary Share after this offering		$0.88
Dilution per share to investors participating in this offering		$9.06

Assuming 125,000 shares sold in Offering (50% of shares offered) with gross proceeds of $1,250,000:
Assumed Public Offering Price per Share		$10.00
Historical net tangible book value per Ordinary Share as of September 30 , 2017	$	(0.08)
Pro forma increase in net tangible book value per share attributable to investors in this offering		$0.59
As adjusted net tangible book value per Ordinary Share after this offering		$0.52
Dilution per share to investors participating in this offering		$9.41

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Assuming 62,500 shares sold in Offering (25% of shares offered) with gross proceeds of $625,000:
Assumed Public Offering Price per Share	$10.00
Historical net tangible book value per Ordinary Share as of September 30, 2017	$(0. 08)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0. 27
As adjusted net tangible book value per Ordinary Share after this offering	$0. 20
Dilution per share to investors participating in this offering	$9. 73

The foregoing discussion and table are based on 1,794,560 shares of Ordinary Stock outstanding as of September 30, 2017.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders

As of September 30, 2017, there were 13 record holders of our Ordinary Shares. As of September 30, 2017, there were 1,794,560 Ordinary Shares issued and outstanding. No public market currently exists for shares or preference shares. We intend to apply to have our shares initially listed for quotation on the OTCQX MKT and/or other trading market(s).

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

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●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Equity Compensation Plan Information

We have no outstanding stock option or other equity compensation plans.

Reports

Upon effectiveness of our initial registration statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our shareholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The stock transfer agent for our securities is Equity Stock Transfer.

Dividend Policy

We have not previously declared or paid any dividends on our shares and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our shares is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The following statement of selected operations data contains balance sheet and statement of operations data as of December 31, 2016 and September 30, 2017 and for the period from June 20, 2016 (inception) to December 31, 2016 and for nine months ended September 30, 2017. The statement of operations data and balance sheet data as of and for the period ended December 31, 2016 were derived from the audited financial statements. Such financial data should be read in conjunction with the financial statements and the notes to the financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of 9 /30/2017	As of 12/31/2016
Balance Sheet Data:
Assets	$7,694	$7,342
Liabilities	$138,003	$5,122
Total Shareholders’ Equity (Deficit)	$(130,309)	$2,220
Statement of Operations Data:
Revenue	$-	$-
Operating Expenses	$652,114	$82
Other Expenses	$-	$1,342,887
Net Loss	$(652,114)	$(1,342,969)
Basis and Diluted Loss Per Share	$(0.43)	$(1.07)
Weighted Average Number of Shares Outstanding	1,512,177	1,250,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition as of December 31, 2016 and September 30, 2017 and results of operation for the period from June 20, 2016 (inception) to December 31, 2016 and the nine months ended September 30, 2017 and the period from June 20, 2016 (inception) to September 30, 2016 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report.

Forward Looking Statements

This Report on Form S-1 contains, in addition to historical information, certain forward-looking statements regarding Right of Reply LTD (the “Company” or “ROR”, also referred to as “us”, “we” or “our”). Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this Form S-1 generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” detailed in the Company’s Form S-1 registration statement and matters described in this Form S-1 generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

Overview

ROR was organized to develop and market a service that is at the same time a solution to a problem, a search engine, a social network, a service, an applied patent technology, the assertion of personal rights. Right of Reply is a pay by subscription service, a system, and a technology which provides a rapid, effective, definitive, and legally sound solution to a particularly sensitive problem: The problem of a person’s good reputation, or rather the negative effect on a person’s reputation when it becomes the target of various forms of web content, whether it be in the form of articles, images, videos, blog comments, web forums etc., which can be damaging to a greater or lesser degree and to which it is often difficult or practically impossible to respond and/or obtain redress. Right of Reply is the only service available which is innovative, patented, and above all effective in safeguarding an individual’s personal rights. Thanks to Right of Reply the freedom to express one’s thoughts, the right to personal identity, and the collective right of access to complete and updated information on the web regarding specific persons can all be protected in a way which is effective and incisive yet not contentious.

Although there are a variety of more or less specific laws which currently regulate and protect these rights, it is evident that those rules have only partially solved the problem. This is because, the rules effectively only apply to registered media, whereas on the web there are many other sources which publish content of every type without any kind of regulation or control; such content can be found easily by simply clicking on a search engine, it is available to everyone, it is accessed without any kind of filter or commentary, and above all it will remain on the web forever, unless it is removed as a result of specific action for which the outcome is generally uncertain and always costs time and money; the content is often anonymous, making it difficult to discover who to contact in order to demand that the content be either corrected or deleted; defending one’s personal reputation is undeniably time-consuming and costly, with the need to prove to the relevant authorities that it has indeed been damaged; a substantial period of time always passes from the moment an attack is published on the web to the moment it becomes possible, if this is even the case, for the victim to publish a rebuttal.

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In all such cases the legitimate response never has the same weight or ranking in search engines as the original damaging or inaccurate content, since news which is negative, prejudicial and scandalous or which is presumed to be such is always the most clicked on, and therefore receives wider distribution and a more prominent position, whereas the rebuttal is rarely viewed by anyone and will remain on the last pages of the search. It will certainly not be linked to the original content that it was intended to contrast; in every case, even when a reply is published it is always in a different “timeframe” and with a different “prominence” from the content to which it is intended to respond, and this problem of disparity in timing and prominence currently has no solution. Furthermore, this question can also lead to legal action, costs and reputational problems for the main search engines who are often cited in litigation by the parties involved.

The following chart shows milestones in the development and roll-out of the Company’s products, affiliated resources, milestone dates, challenges and minimum estimated financial resources required.

Action	Counterparts	Due date	Challenges	Resources (estimated)
$2,500,000 Equity Placement	--	End of December 2017	Initial Commitments of $500,000. Company to raise another $2,000,000	$100,000
Hiring personal	Executive Recruiters in Switzerland and London	From July to December, 2017 (as required)	Shortage of qualified personnel in Switzerland,	$50,000
Development activities to go live in February 2018	Various consultants	To go live February 2018 – after other developments	Potential delays due to changes in scope of work	$500,000
Execution of Agreements with Software Developer	Software Developer	July 2017	Potential technical issues	$50,000
Agreement with Search Engine provider	Search Engine platform providers	December 2017	Integration of new technologies with legacy technology	$250,000
Agreement with investor relations consultant	PR Investment company	December 2017	Market acceptance of company	$100,000
Agreements with Marketing / Customer service companies	Various	January 2018	Identification of appropriate vendors	$100,000
Product Go Live	Entire organization and consultants	January 2018	Timely integration of all matters necessary to go live	$250,000

Results of Operations

The Period from June 20, 2016 (“Inception”) to December 31, 2016

The following discussion analyzes our results of operations for the period from June 20, 2016 (“Inception”) to December 31, 2016. The following information should be considered together with our financial statements for such period and the accompanying notes thereto.

Net Revenue/Net Loss

We have not generated any revenue since our inception. For the period from June 20, 2016 (“Inception”) to December 31, 2016, we have not generated any sales. For the same period, we had a net loss of $1,342,969. We expect that first sales through our website and/or third-party vendors will occur not later than June 30, 2018 .

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General and Administrative Expenses

General and administrative expenses increased by $82 during the period as a result of amortization on the patents.

Fair Value of Ordinary Shares in Excess of Costs of Contributed Intangibles

The fair value of ordinary shares in excess of cost of contributed intangibles, relates to the fair value of ordinary shares issued for patents and trademarks, which was $1,345,566 offset by the costs to the related party of patents and trademarks contributed of $2,679.

Comparison of the Nine Months Ended September 30, 2017 and the period from June 20, 2016 (“Inception”) to September 30, 2016.

The following discussion analyzes our results of operations for the nine months ended September 30, 2017 and the period from June 20, 2016 (“Inception”) to September 30, 2016. The following information should be considered together with our financial statements for such period and the accompanying notes thereto.

Net Revenue/Net Loss

We have not generated any revenue since our inception. For the nine months ended September 30, 2017 and the period from June 20, 2016 (“Inception”) to September 30, 2016, we have not generated any sales. For the nine months ended September 30, 2017 and the period from June 20, 2016 (“Inception”) to September 30, 2016, we had a net loss of $652,114 and $1,342,919.

General and Administrative Expenses

General and administrative expenses increased to $525,825 for the nine months ended September 30, 2017 from $32 for the period from June 20, 2016 (“Inception”) to September 30, 2016. The increase resulted primarily from increases in consulting fees and professional fees.

Research and Development

Research and development costs increased $126,289 for the nine months ended September 30, 2017, from $0 for the period from June 20, 2016 (“Inception”) to September 30, 2016. The Company started the development of its platform during 2017.

Fair Value of Ordinary Shares in Excess of Cost of Contributed Intangibles

The fair value of ordinary shares in excess of cost of contributed intangibles for the nine months ended September 30, 2017 was $0, from $1,342,887 for the period from June 20, 2016 (“Inception”) to September 30, 2016. This was a result of ordinary shares being issued by the Company to a related party for patents and trademarks during the period from June 20, 2016 (“Inception”) to September 30, 2016, which did not reoccur during the nine months ended September 30, 2017.

Liquidity and Capital Resources

As of December 20, 2017, we had cash on hand of approximately $300.

Net cash used in operating activities increased to $42,650 for the nine months ended September 30, 2017 as compared to $0 for the period from June 20, 2016 (“Inception”) to September 30, 2016. The increase resulted primarily from the increase in the net operating loss offset by increases in ordinary shares issued for professional fees.

Net cash provided by financing activities increased to $47,034 for the nine months ended September 30, 2017 as compared to $0 for the period from June 20, 2016 (“Inception”) to September 30, 2016. The increase resulted from the sale of ordinary shares during the nine months ended September 30, 2017.

As we have not realized revenues since our inception, we have financed our operations through private offerings of equity securities. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.

Since our inception, we have focused on developing and implementing our business plan. We believe that our existing cash resources will not be sufficient to sustain our operations during the next twelve months. We currently need to generate sufficient revenues to support our cost structure to enable us to pay ongoing costs and expenses as they are incurred, finance the development of our platform, and execute the business plan. If we cannot generate sufficient revenue to fund our business plan, we intend to seek to raise such financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we will be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations.

Even if we are successful in generating sufficient revenue or in raising sufficient capital in order to complete the platform, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations. There can be no assurance that we will raise sufficient proceeds, or any proceeds, for us to implement fully our proposed business plan. Moreover, there can be no assurance we will generate revenues sufficient to fund our operations. In either such situation, we may not be able to continue our operations and our business might fail.

The foregoing forward-looking information was prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Actual results of operations are, therefore, likely to vary from the projections and such variations may be material and adverse to us. Accordingly, no assurance can be given that such results will be achieved. Moreover, due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans.

Off-Balance Sheet Arrangements

As of September 30, 2017, we do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 1 of the Notes to Financial Statements included elsewhere herein. There are no accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements are discussed in Note 1 of the Notes to Financial Statements contained elsewhere in this report.

PROPERTIES

Offices

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of September 30, 2017, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

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Name and Address	Number of shares	Percentage Owned (1)(2)

David Tizzoni, Chairman	10,000	0.56%
Via Favino
Davesco, Switzerland

Thomas Brooks , CEO	10,000	0.56%
50 Percy Street
London W1T2DB, United Kingdom

Arnoldo Ardia, CFO	10,000	0.56%
Via Pietro Lepori 33
6950 Tesserete, Switzerland

Amit Pau, NED	10,000	0.56%
Ashirwad, Valency Drive, Northwood
Middlesex HA6 3BF, United Kingdom

All Officers and Directors as a Group	40,000	2.23%
(4 persons)

Mount Street Gardens Holdings Ltd (3)	1,250,000	69.65%
20-22 Wenlock Road
N1 7GU London (UK)

Studio Phi Sa (4)	183,333	10.22%
Via Alla Torre 2
6850 Mendrisio (Switzerland)

E-clectic Sa (5)	120,000	6.69%
Via Balestra 31
6901 Lugano (Switzerland)

(1) This table is based upon 1,794,560 shares issued and outstanding as of September 30, 2017.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) The beneficial owner of Mount Street Gardens Holdings Ltd is Cristina Uccelli.

(4) The beneficial owner of Studio Phi Sa, is Brunello Pianca.

(5) The beneficial owner of Eclectic SA, is Maurizio Codoni.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
David Tizzoni	52	Chairman
Thomas Brooks	51	Chief Executive Officer
Arnoldo Ardia	56	Chief Financial Officer
Amit Pau	50	Non-Executive Director

29

David Tizzoni, Chairman

04.2011- to date	Banca Cornèr, Lugano: Manager Credit Dept. Vice President, Manager of Shipping Credit Dept. with credit portfolio of 400 milions CHF,

03.2005-12.2006	Banca dello Stato del Cantone Ticino, Lugano: company consultant. Responsible for portfolio of ab. 400 business credits.

09.2003-02.2005	Credit Swiss, Lugano: Credit Specialist. Responsible for portfolio of 150 business credits

08.2002-09.2003	Credit Swiss, Zürich: Credit Specialist. Promotion to “Credit Management - Business Customers Switzerland”, direct relationsship with the board of directors from CS with compentence from 25 till 400 milions of CHF

06.2001	Promotion to decision competence from 2 till 15 milions CHF

12.2001	Assistant of Vice President, Responsible for a team of 8 persons with portfolio of 950 companies

06.1999	Promotion to decision competence from 1 till 10 milions CHF

01.1999	Responsible for Start-Up (venture capital) of italian part of Switzerland

12.1998	Responsible for a team of 5 persons with portfolio of 300 companies

10.1998	Resposible for portfolio of ab.100 companies (competence from 0.5 till 5 milions CHF)

01.1998	Credit Specialist

1997-1998	UBS, Zürich: company consultant. company consultant for high risk positions, Recovery Dept.

1995-1997	Internal training program in commercial sector

Education

1987-1994	University, Zürich, Graduate in economy
1980-1986	Secondary School -Schwyz, Federal Certificate of Maturity
in Economy

Other activities

1996-2014	President of ACSLI (Association of Italian speaking alumnus of Schwyz College, www.kks.ch)
2000-2009	Member of the executive board of Building cooperative St. Jakob, Zurich, - management of ab. 530 flats, construction of new blocks of flats, www. bgsj.ch

Thomas Elliot Brooks, Chief Executive Officer

Chief Executive Officer of Right of Reply, Ltd since June 2016.

Chief Executive Officer and Chairman of Pay My Time, Ltd since December 2016.

Jan 2013 - Dec 2016

Avanthera SA, CEO, Switzerland, a small pharmaceutical company in Southern Switzerland focused on complex chemistry and high potency generic active ingredients (APIs). Following the successful filing of two Drug Master files, Mr. Brooks stepped down as CEO.

30

Feb 2014 - Sept 2016

Newbiquity SA, CEO, Switzerland, a technology startup that enables augmented reality remote assistance in social, commercial and mission critical scenarios. Following a pilot project at a large national telecommunications company and the completion of the spin-out of the company with all of the technology, Mr. Brooks stepped down as CEO.

The Institute for Research in Biomedicine, Director of development and communication, Switzerland, a leading biomedical research institute specialized in immunology started in 2000. Public/Private partnership with 100 people, annual budget of 17M CHF funded by the Bill and Melinda Gates Foundation, the Wellcome Trust, The Horten Foundation, the European Union and the Swiss National Fund as well as private donors. Following the successful integration of the private institute into the Swiss public university system, Mr. Brooks stepped down as Director of Development.

July 2008 - Dec 2012

Biopolo, Managing director, Switzerland, a life sciences cluster promoting the biotechnology research and development in Southern Switzerland.

Arnoldo Ardia, Chief Financial Officer

Arnoldo Ardia studied Political Science at the University of Lausanne and has had a long and varied career in construction technologies, environmental engineering projects, building project finance, pension and financial planning for individuals and companies and innovative medical device technologies.

Building Technologies

1986 to 1999 - Ardia Marmi SA - Managing Director

Family run company specialised in marble and wood flooring and covering

1999-2001 - Pietra Viva SA - Commercial Director

Family run company specialised in marble and wood flooring and covering and ventilated facades

Environmental Engineering Projects

2002-2005 - Thermoselect SA - Sales Manager

High temperature recycling, gasification and direct fusion of waste

2007-2010 - EcologiaSwiss SA - Sales Manager

Development of Renewable Energy, bio-combustibles, wind and solar energy technologies

Pension, Mortgage and Financial Consulting

2010-2016 - SwissLife SA - Consultant in private and institutional pension and mortgage planning

Swiss leader in Life Insurance and Pension Funds for individuals and institutions

Medical Device Technologies

2016-Present - Brick42 SAGL - Managing Partner

Business Development for an innovative system of real time tracking and management of surgical instruments

Amit Pau, Non-Executive Director

Proven track record in scaling high growth and turn-around companies internationally, by building aligned strategies and business plans with robust operational execution. Creating shareholder value through transforming business performance. Instrumental leadership in eleven IPO’s, seven exits and raised £450M in equity. Extensive board level experience as Chair and NED, in both public and private companies. High profile keynote speaker and business media commentator.

31

●	Created Vodafone Global Enterprise as the Group MD and within 2 years, this new division generated over £2.5BN in revenue - currently accounts for 28% of Vodafone Group revenue;

●	Significant Board experience with both public and private sector companies - involved in over 12 Boards globally, including 6 years’ experience of investment in Indian tech sector;

●	As NED actively mentored an early stage software communications firm with an initial valuation of $4M, over a two-year period, resulting in a listing on the Australian Stock Market and subsequent exit with a value of $164M;

●	Proven track record of building and executing on business plan with 7 exits which have created strong shareholder value;

●	Actively partnered and shaped the Cloud strategy for leading companies such as, Microsoft, Oracle, IBM, Cisco and Google;

●	Have consistently built market leading software and communications products targeting the enterprise, SME & Consumer segments;

●	Strong C level network in the Communications Industry as well as sectors such as Financial services, Media & Technology.

Related Transactions

The patents and trademarks owned by the Company were acquired from Mount Street Gardens Holdings, Ltd., a major shareholder of the Company for 1,250,000 ordinary shares during the period ended December 31, 2016. As such, the patents and tangibles acquired from the related party have been valued at $2,679 based on the costs to the related party relative to establishing the patents and trademarks. The fair value of the 1,250,000 ordinary shares issued was $1,345,566 based on the shares sold to independent third parties in May 2017.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts. There are no family relationships between our officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Thomas Eliot Brooks is also Chief Executive Officer of Pay My Time, Ltd. At this time, we do not see a conflict between Mr. Brooks’ responsibilities with the Company and his responsibilities with Pay My Time, Ltd., although there is no guarantee that a conflict will not arise in the future. As these two companies commence operations and mature, it is expected that Mr. Brooks will devote approximately 50% of his time to each company. At this time, the most significant shareholder of both companies is the same entity and there are also several other shareholders which are investors in both companies. These investors believe that, given Mr. Brooks’ skills and experience, this is a beneficial arrangement for both companies and it is undertaken with the full knowledge and agreement of these shareholders.

EXECUTIVE COMPENSATION

During the period from inception through December 31, 2016 we paid no executive compensation. During 2017, we have either paid or will pay the following amounts as executive compensation:

Name	Compensation 2017	Positions
David Tizzoni Thomas Brooks	$6,000 $6,000	Chairman Chief Executive Officer
Arnoldo Ardia	$6,000	Chief Financial Officer
Amit Pau	$6,000	Non-Executive Officer

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2017:

None

32

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED
SHAREHOLDER MATTERS

Market Price of the Registrant’s Ordinary Shares

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our Ordinary Shares. Under applicable law, we may declare and pay dividends on our Ordinary Shares either out of our surplus, as defined in applicable law, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with applicable law, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any of our shares until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

From inception through September 30, 2017, the Company has sold 1,794,560 shares of Ordinary Stock which were not registered under the Securities Act of 1933, all of which were sold outside of the United States pursuant to an exemption from registration in Regulation S promulgated under the Securities Act of 1933. An additional 205,440 shares have been subscribed, but not paid as of September 30, 2017. The following table details such share sales:

Shareholder	Date	Security	Shares	Price per share (£)	Consideration

Transfer of Assets:
Mount Street Gardens Holdings Ltd	June 2016	Ordinary Shares	1,250,000	0.75	£937,500

Investment in Services:
David Tizzoni	June 2017	Ordinary Shares	10,000	0.75	£7,500
Thomas Brook	June 2017	Ordinary Shares	10,000	0.75	£7,500
Arnoldo Ardia	June 2017	Ordinary Shares	10,000	0.75	£7,500
Amit Pau	June 2017	Ordinary Shares	10,000	0.75	£7,500
Studio Phi, Sa Mendrisio	June 2017	Ordinary Shares	183,333	0.75	£137,500
Eclectic Sa, Lugano	June 2017	Ordinary Shares	120,000	0.75	£90,000
NKJ Associates	June 2017	Ordinary Shares	66,000	0.75	£49,500
Marco Villa	June 2017	Ordinary Shares	40,000	0.75	£30,000
Comi Group srl, Italy	June 2017	Ordinary Shares	17,333	0.75	£13,000
Amedeo Rosbock	June 2017	Ordinary Shares	10,000	0.75	£7,500
Fabio Ghiberti	June 2017	Ordinary Shares	10,000	0.75	£7,500
Francesca Paruzzo	June 2017	Ordinary Shares	10,000	0.75	£7,500
Contributions in Cash:
Studio Phi, Sa Mendrisio	July 2017	Ordinary Shares	34,561	0.75	£25,921
Suisse Global	August 2017	Ordinary Shares	13,333	0.75	£10,000

Shares Subscribed but not paid as of September 30, 2017:
Studio Phi, Sa Mendrisio	June 2017	Ordinary Shares	132,106	0.75	£99,079
Suisse Global	June 2017	Ordinary Shares	53,333	0.75	£40,000
Comi Group srl	June 2017	Ordinary Shares	6,667	0.75	£5,000
Kymera Holding Ltd	June 2017	Ordinary Shares	13,334	0.75	£10,000

Total			2,000,000		£1,500,000

33

DESCRIPTION OF SECURITIES

The Company’s authorized capital is unlimited. As of September 30, 2017, there were 1,794,560 ordinary shares issued and outstanding. An additional 205,440 shares have been subscribed, but not paid as of September 30, 2017.

Ordinary Shares

Holders of our ordinary shares are entitled to one vote for each share on all matters voted upon by our shareholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preference shares, our ordinary shareholders are entitled to any dividends that may be declared by our board. Holders of our ordinary shares are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our ordinary shares have no preemptive rights to purchase shares. Our ordinary shares are not subject to any redemption provisions and are not convertible into any other class of shares. All outstanding ordinary shares are, and the ordinary shares to be issued in the offering will be, upon payment therefor, fully paid and non- assessable. The rights, preferences and privileges of holders of our ordinary shares will be subject to those of the holders of any shares of our preference shares we may issue in the future.

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby at the initial offering price of $10 per share up to this maximum amount. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. The Company may distribute securities from time to time in one or more transactions:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

34

●	short sales;

●	broker-dealers may agree with the Company to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

Our financial statements as of December 31, 2016 and for the period from June 20, 2016 (inception) to December 31, 2016 along with the related statements of operations and comprehensive loss, shareholders’ equity and cash flows in this prospectus have been audited by Morison Cogen LLP independent registered public accounting firm, to the extent and for the period set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC- 0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our financial statements of commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

35

ITEM 1. FINANCIAL STATEMENTS

36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

RIGHT OF REPLY LTD

We have audited the accompanying balance sheet of Right of Reply LTD (the “Company”) as of December 31, 2016, and the related statement of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the period from June 20, 2016 (“Inception”) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2016, and the results of its operations and its cash flows for the period from June 20, 2016 (“Inception”) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from development activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morison Cogen LLP
Blue Bell, Pennsylvania
October 17, 2017

F-1

RIGHT OF REPLY LTD

Balance Sheet

December 31, 2016

December 31, 2016

ASSETS

OTHER ASSETS
Patents and trademarks, net of amortization of $76	$7,342

TOTAL ASSETS	$7,342

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$5,122

TOTAL CURRENT LIABILITIES	5,122

SHAREHOLDERS’ EQUITY

Ordinary shares, $0.036 par value; unlimited shares authorized; 1,250,000 shares issued and outstanding at December 31, 2016	45,000

Additional paid in capital	1,300,566

Accumulated deficit	(1,342,969)

Accumulated other comprehensive loss	(377)

SHAREHOLDERS’ EQUITY	2,220

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,342

The accompanying notes are an integral part of these financial statements.

F-2

RIGHT OF REPLY LTD

Statement of Operations

For the Period From
June 20, 2016 (Inception)
to December 31, 2016

SALES	$-

OPERATING EXPENSES
General and administrative	82
Total operating expenses	82

OTHER EXPENSES
Fair value of ordinary shares in excess of cost of contributed intangibles	1,342,887
1,342,887

NET LOSS	$(1,342,969)

BASIC AND DILUTED NET LOSS PER
ORDINARY SHARE	$(1.07)

BASIC AND DILUTED WEIGHTED AVERAGE
ORDINARY SHARES OUTSTANDING	1,250,000

The accompanying notes are an integral part of these financial statements.

F-3

RIGHT OF REPLY LTD

Statement of Comprehensive Loss

For the Period From
June 20, 2016 (Inception)
to December 31, 2016

NET LOSS	$(1,342,969)

OTHER COMPREHENSIVE LOSS
Foreign Currency Translation Adjustments, net of tax	(377)
TOTAL OTHER COMPREHENSIVE LOSS, net of tax	(377)

COMPREHENSIVE LOSS	$(1,343,346)

The accompanying notes are an integral part of these financial statements.

F-4

RIGHT OF REPLY LTD

Statement of Changes in Shareholders’ Equity

For the Period from June 20, 2016 (“Inception”) to December 31, 2016

	Ordinary				Accumulated
	Shares		Additional		Other
	Number of		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance June 20, 2016	-	$-	$-	$-	$-	$-

Ordinary shares issued for patents and trademarks	1,250,000	45,000	1,300,566	-	-	1,345,566
Net loss	-	-	-	(1,342,969)	-	(1,342,969)
Cumulative translation adjustment	-	-	-	-	(377)	(377)

Balance December 31, 2016	1,250,000	$45,000	$1,300,566	$(1,342,969)	$(377)	$2,220

The accompanying notes are an integral part of these financial statements.

F-5

RIGHT OF REPLY LTD

Statement of Cash Flows

For the Period From
June 30, 2016 (Inception)
to December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,342,969)
Adjustments to reconcile net loss to cash used in operating activities:
Fair value of ordinary shares in excess of cost of contributed intangibles	1,342,887
Amortization	82
Increase in liabilities
Accounts payable	-

Net cash provided by operating activities	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during periodyear for:
Interest	$-

Income taxes	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Purchase of patents	$5,549

Issuance of ordinary shares for contributed intangibles	$2,679

The accompanying notes are an integral part of these financial statements.

F-6

RIGHT OF REPLY LTD

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

The Right of Reply LTD (the “Company” or “ROR”) was originally registered as a private limited company in the United Kingdom on June 20, 2016.

The Company was organized to develop and market a unique service that is at the same time a solution to a problem, a search engine, a social network, a service, an applied patent technology, and the assertion of personal rights.

ROR is a pay by subscription service, a system, and a technology which provides a rapid, effective, definitive, and legally sound solution to a particularly sensitive problem: The problem of a person’s good reputation, or rather the negative effect on a person’s reputation when it becomes the target of various forms of web content, whether it be in the form of articles, images, videos, blog comments, web forums, etc., which can be damaging to a greater or lesser degree and to which it is often difficult or practically impossible to respond and/or obtain redress.

On June 19, 2017, the Company decreased the par value of the ordinary shares from $1.44 to $0.036 per share and increased the total number of ordinary shares allotted to 2 million, which have been given retroactive effect in the balance sheet.

Basis of Presentation

The accompanying financial statements of ROR have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Revenue Recognition

In accordance with FASB ASC 605, “Revenue Recognition,” the Company recognizes revenue when (i) persuasive evidence of a customer or distributor arrangement exists, (ii) a retailer, distributor or wholesaler receives the goods and acceptance occurs, (iii) the price is fixed or determinable, and (iv) collectability of revenue is reasonably assured.

Comprehensive Loss

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220, “Comprehensive Income,” in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company has one item of other comprehensive loss, consisting of a foreign translation adjustment.

Foreign Currency Transactions and Translation

The functional currency of the operations of ROR is the Great Britain Pound. Gains and losses, if any, resulting from transactions in currencies other than the functional currency of the Company are recorded in the statement of operations for the reporting period as part of general and administrative expense. Included in general and administrative expense were foreign currency transaction gains of $0 for the period from June 20, 2016 (“Inception”) to December 31, 2016.

The reporting currency of the Company is the United States (U.S.) dollar. The financial statements in functional currencies are translated to U.S. dollars using the closing rate of exchange for assets and liabilities and average rate of exchange for the statement of operations. The capital accounts are translated at historical rate. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of shareholders’ equity.

F-7

Patents and Trademarks

Costs associated with the registration and any legal defense of the patents and trademarks are capitalized and are amortized on a straight-line basis over the shorter of the estimated useful or legal lives of the patents and trademarks, which is generally 20 years. Costs incurred for patents and trademarks that are not approved are expensed in the month in which they are rejected.

Basic and Diluted Net Income per Share of Ordinary Shares

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for the period from June 20, 2016 (“Inception”) to December 31, 2016 and because the Company has no ordinary share equivalents, the amounts reported for basic and diluted loss per share were the same.

Subsequent Events

The Company has evaluated all transactions from January 1, 2017 through October 17, 2017, the date the financial statements were available to be issued, for subsequent event disclosure consideration.

Recently Adopted Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40),Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this Update provide guidance about management’s responsibility to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued and to provide related footnote disclosures. Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This standard was adopted as of December 31, 2016 and did not have any material effect on the financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2016, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements through 2017.

NOTE 2 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses and experienced negative cash flow from operations since inception and has no cash. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception, the Company has focused on developing and implementing its business plan. The Company believes that its existing cash resources will not be sufficient to sustain operations during the next twelve months. The Company currently needs to generate revenue in order to sustain its operations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would likely be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

F-8

NOTE 3 – PATENTS AND TRADEMARKS

The patents and trademarks owned by the Company were acquired from a related party for 1,250,000 ordinary shares during the period ended December 31, 2016. As such, the patents and tangibles acquired from the related party have been valued at $2,679 based on the costs to the related party relative to establishing the patents and trademarks. The fair value of the 1,250,000 ordinary shares issued was $1,345,566 based on the shares sold to independent third parties in May 2017. The fair value of the ordinary shares in excess of the cost of the contributed intangibles of $1,342,887 was expensed immediately. These costs are being amortized over the life of the patents. Amortization expense for the period from June 20, 2016 (“Inception”) to December 31, 2016 was $82.

NOTE 4 – INCOME TAXES

The Company follows FASB ASC 740-10-10 whereby an entity recognizes deferred tax assets and liabilities for future tax consequences or events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

The Company has trading losses in Great Britain, which is similar to net operating losses in the United States, of approximately $0. Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income.

The income tax (benefit) provision consists of the following:

December 31,
2016
Current	$-
Deferred	$-
Change in valuation allowance	-
$-

The following is a reconciliation of the tax derived by applying the Great Britain rate of 20% for the period from June 20, 2016 (“Inception”) to December 31, 2016 to the losses before income taxes and comparing that to the recorded tax provisions:

	December 31, 2016
	Amount	%
United Kingdom income tax benefit at statutory rate	$(269,000)	(20)
Non-deductible fair value of ordinary shares in excess of cost of contributed intangibles	269,000	20
Change in valuation allowance	-	-
Net	$-	-

F-9

The primary components of the Company’s December 31, 2016 deferred tax assets, liabilities and related valuation allowances are as follows:

December 31,
2016

Deferred tax asset for trading losses carryforward	$-
Valuation allowance	-

Net	$-

As of December 31, 2016, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2016 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the period from June 20, 2016 (“Inception”) to December 31, 2016, and there was no accrual for uncertain tax positions as of December 31, 2016. The tax year 2016 remains subject to examination by major tax jurisdictions.

NOTE 5 – OPERATING LEASES

As of December 31, 2016, the Company was not obligated under any non-cancelable operating lease arrangements.

NOTE 6 – SUBSEQUENT EVENTS

In May 2017, the Company entered into subscription agreements to sell 253,334 ordinary shares for $246,338 and 446,666 ordinary shares amounting to $434,227, were issued for professional services rendered. As of October 17, 2017, the Company had received $48,109 of the subscriptions receivable for 48,888 ordinary shares.

In June 2017, the Company issued 50,000 ordinary shares amounting to $47,942 for professional services rendered.

F-10

RIGHT OF REPLY LTD

Condensed Balance Sheets

	September 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS

OTHER ASSETS
Patents and trademarks, net of amortization of $385 and $76	7,694	7,342

TOTAL ASSETS	$7,694	$7,342

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$138,003	$5,122

TOTAL CURRENT LIABILITIES	138,003	5,122

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)

Ordinary shares, $0.036 par value; unlimited shares authorized; 1,794,560 shares issued and outstanding at September 30, 2017 and 1,250,000 issued and outstanding as of December 31, 2016	64,604	45,000

Common stock subscribed	199,304	-

Subscription receivable	(199,304)	-

Additional paid in capital	1,810,165	1,300,566

Accumulated deficit	(1,995,083)	(1,342,969)

Accumulated other comprehensive loss	(9,995)	(377)

SHAREHOLDERS’ EQUITY (DEFICIT)	(130,309)	2,220

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$7,694	$7,342

See the accompanying notes to the financial statements

F-1

RIGHT OF REPLY LTD

Condensed Statements of Operations
(Unaudited)

	For the Nine Months Ended September 30, 2017	For the Period From June 20, 2016 (Inception) to September 30, 2016

SALES	$-	$-

OPERATING EXPENSES
General and administrative	525,825	32
Research and development	126,289	-
Total operating expenses	652,114	32

OTHER EXPENSES
Fair value of ordinary shares in excess of cost of contributed intangibles	-	1,342,887
	-	1,342,887

NET LOSS	$(652,114)	$(1,342,919)

BASIC AND DILUTED NET LOSS PER ORDINARY SHARE	$(0.43)	$(1.07)

BASIC AND DILUTED WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING	1,512,177	1,250,000

See the accompanying notes to the financial statements

F-2

RIGHT OF REPLY LTD

Condensed Statements of Comprehensive Loss

(Unaudited)

	For the Nine Months Ended September 30, 2017	For the Period From June 20, 2016 (Inception) to September 30, 2016

NET LOSS	$(652,114)	$(1,342,919)

OTHER COMPREHENSIVE LOSS
Foreign Currency Translation Adjustments, net of tax	(9,618)	-
TOTAL OTHER COMPREHENSIVE LOSS, net of tax	(9,618)	-

COMPREHENSIVE LOSS	$(661,732)	$(1,342,919)

See the accompanying notes to the financial statements

F-3

RIGHT OF REPLY LTD

Condensed Statement of Changes in Shareholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2017

	Ordinary Shares						Accumulated
	Number of Shares	Amount	Common Stock Subscribed	Subscription Receivable	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Loss	Total
Balance December 31, 2016 (Audited)	1,250,000	45,000	-	-	1,300,566	(1,342,969)	(377)	2,220

Sale of ordinary shares	47,894	1,724	199,304	(199,304)	45,310	-	-	47,034
Ordinary shares issued for professional services	496,666	17,880	-	-	464,289	-	-	482,169
Net loss	-	-	-	-	-	-	-	-
Cumulative translation adjustment	-	-	-	-	-	-	(9,618)	(9,618)

Balance September 30, 2017 (Unaudited)	1,794,560	$64,604	$199,304	$(199,304)	$1,810,165	$(1,342,969)	$(9,995)	$521,80 5

See the accompanying notes to the financial statements

F-4

RIGHT OF REPLY LTD

Condensed Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30, 2017	For the Period From June 20, 2016 (Inception) to September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(652,114)	$(1,342,919)
Adjustments to reconcile net loss to cash used in operating activities:
Fair value of ordinary shares in excess of cost of contributed intangibles	-	1,342,887
Amortization	291	32
Ordinary shares issued for professional fees	482,169

Increase in liabilities
Accounts payable and accrued expenses	127,004	-

Net cash used in operating activities	(42,650)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of ordinary shares	47,034	-

Net cash provided by financing activities	47,034	-

EFFECT OF EXCHANGE RATE ON CASH	(4,384)	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during period for:
Interest	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Issuance of ordinary shares for contributed intangibles	$-	$2,679

Ordinary shares subscribed	$199,304	$-

See the accompanying notes to the financial statements

F-5

RIGHT OF REPLY LTD

Notes to the Condensed Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Right of Reply LTD (the “Company” or “ROR”) was originally registered as a private limited company in the United Kingdom on June 20, 2016.

The Company was organized to develop and market a unique service that is at the same time a solution to a problem, a search engine, a social network, a service, an applied patent technology, the assertion of personal rights.

ROR is a pay by subscription service, a system, and a technology which provides a rapid, effective, definitive, and legally sound solution to a particularly sensitive problem: The problem of a person’s good reputation, or rather the negative effect on a person’s good reputation when it becomes the target of various forms of web content, whether it be in the form of articles, images, videos, blog comments, web forums, etc., which can be damaging to a greater or lesser degree and to which it is often difficult or practically impossible to respond and/or obtain redress.

Basis of Presentation

The accompanying condensed financial statements of ROR have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed. As such, the information included in these financial statements should be read in conjunction with the audited financial statements as of December 31, 2016 and for the period from June 20, 2016 (“Inception”) to December 31, 2016. In the opinion of the management, these condensed financial statements include all adjustments, consisting of only normal recurring nature, necessary for a fair statement of the financial position of the Company as of September 30, 2017 and its results of operations and cash flows for the nine months ended September 30, 2017 and for the period from June 2016 (“Inception”) to September 30, 2016. The results of operations for the nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2017.

On June 19, 2017, the Company decreased the par value of the ordinary shares from $1.44 to $0.036 per share and increased the total number of allotted ordinary shares to 2 million.

Revenue Recognition

In accordance with FASB ASC 605, “Revenue Recognition,” the Company recognizes revenue when (i) persuasive evidence of a customer or distributor arrangement exists, (ii) a retailer, distributor or wholesaler receives the goods and acceptance occurs, (iii) the price is fixed or determinable, and (iv) collectability of revenue is reasonably assured.

Comprehensive Income

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220, “Comprehensive Income,” in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company has one item of other comprehensive loss, consisting of foreign translation adjustments.

Foreign Currency Transactions and Translation

The functional currency of the operations of ROR is the British Pound. Gains and losses, if any, resulting from transactions in currencies other than the functional currency of the Company are recorded in the statement of operations for the reporting periods as part of general and administrative expense. Included in general and administrative expense were foreign currency transaction losses of $0 for the nine months ended September 30, 2017 and for the period from June 20, 2016 (“Inception”) to September 30, 2016.

F-6

The reporting currency of the Company is the United States (U.S.) dollar. The financial statements in functional currencies are translated to U.S. dollars using the closing rate of exchange for assets and liabilities and average rate of exchange for the statement of operations. The capital accounts are translated at historical rate. Translation gains and losses are recorded in the accumulated other comprehensive income loss as a component of shareholders’ equity.

Patents and Trademarks

Costs associated with the registration and any legal defense of the patents and trademarks are capitalized and are amortized on a straight-line basis over the shorter of the estimated useful or legal lives of the patents and trademarks, which is generally 20 years. Costs incurred for patents and trademarks that are not approved are expensed in the month in which they are rejected.

Basic and Diluted Net Income per Share of Ordinary Shares

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for each of the periods presented and because the Company has no ordinary share equivalents, the amounts reported for basic and diluted loss per share were the same.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the nine months ended September 30, 2017 were $126,289, and $0 for the period from June 20, 2016 (“Inception”) to September 30, 2016.

Subsequent Events

The Company has evaluated all transactions from October 1, 2017 through December 20, 2017, the date the financial statements were available to be issued, for subsequent event disclosure consideration.

Recently Adopted Accounting Pronouncements

As of September 30, 2017, there are no accounting standards recently adopted which would have a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of September 30, 2017, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements through 2017.

NOTE 2 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses, experienced negative cash flow from operations since inception and has limited cash. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception, the Company has focused on developing and implementing its business plan. The Company believes that its existing cash resources will not be sufficient to sustain operations during the next twelve months. The Company currently needs to generate revenue in order to sustain its operations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would likely be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

F-7

NOTE 3 – INCOME TAXES

Income tax expense was $0 for the nine months ended September 30, 2017 and for the period from June 20, 2016 (“Inception) to September 30, 2016.

As of January 1, 2017, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2017 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the nine months ended September 30, 2017, and there was no accrual for uncertain tax positions as of September 30, 2017. The 2016 tax year remains subject to examination by major tax jurisdictions.

There is no income tax benefit for the losses for the nine months ended September 30, 2017 and for the period from June 2016 (“Inception”) to September 30, 2016, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

NOTE 4 – OPERATING LEASES

As of September 30, 2017, the Company was not obligated under any non-cancelable operating lease arrangements.

NOTE 6 – SUBSEQUENT EVENTS

For the period October 1, 2017 through December 20, 2017, the Company had received $38,626 of the subscriptions receivable for 38,756 ordinary shares.

F-8

[Back Page of Prospectus]

PROSPECTUS

250,000

ORDINARY SHARES

RIGHT OF REPLY LTD

Dealer Prospectus Delivery Obligation

Until [DATE], all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

37

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 10. Indemnification of Directors and Officers

Pursuant to our Company registration and other corporate documents, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of England and Wales.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$311
Accounting fees and expenses	$50,000
Legal fees and expenses	$50,000
Printing expenses	$5,000
Miscellaneous	$10,000

TOTAL	$115,311

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above.

Item 12. Recent Sales of Unregistered Securities

Since inception, the Company has sold 1,794,560 shares of Ordinary Stock which were not registered under the Securities Act of 1933. All of these shares were sold outside of the United States pursuant to an exemption from registration in Regulation S promulgated under the Securities Act of 1933. The following table shows the date and amount of securities sold during the past three years.

Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

38

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

39

EXHIBITS

Exhibit No.	Description

3(i)	Company Registration of RIGHT OF REPLY LTD

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, U.K. on the 3rd day of January, 2018 .

Right of Reply Ltd

(Registrant)

By:	/s/ Thomas Brooks
Thomas Brooks
Chief Executive Officer, and Director

Date: January 3, 2018

By:	/s/ Arnoldo Ardia
Arnoldo Ardia
Chief Financial Officer, Director
(Principal Financial and Accounting Officer)

Date: January 3, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Thomas Brooks
Thomas Brooks
Chief Executive Officer and Director

Date: January 3, 2018

By:	/s/ Arnoldo Ardia
Arnoldo Ardia
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Date: January 3, 2018

By:	/s/ David Tizzoni
David Tizzoni
Chairman

Date: January 3, 2018

41

EXHIBIT LIST

Exhibit No.	Description

3(i)	Company Registration of RIGHT OF REPLY LTD

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

42